UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BRYN MAWR BANK CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-24344506
(State of incorporation or organization)	(IRS Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr PA	19010
(Address of principal executive offices)	(Zip Code)

TITLE OF EACH CLASS TO BE REGISTERED	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED
Common Stock Purchase Rights	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 000-15261

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A dated November 25, 2003 filed by Bryn Mawr Bank Corporation (the “Company”) is hereby amended by adding the following:

“On November 16, 2012, the Company entered into Amendment No. 1 (the “Amendment”) to the Shareholder Rights Agreement, dated as of November 18, 2003, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Prior Rights Agreement”). The Amendment terminates the Prior Rights Agreement by changing the Final Expiration Date thereof from November 18, 2013 to the time which is immediately prior to the effectiveness of the Shareholder Rights Agreement, dated November 16, 2012, by and between the Company and Computershare Shareowner Services LLC, as successor to Mellon Investor Services LLC as Rights Agent. No other substantive changes to the Prior Rights Agreement were made. The foregoing summary of the Amendment is qualified in its entirety to the full text of the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated by reference herein.”

Item 2 - Exhibits.

4.1	Shareholder Rights Agreement, dated as of November 18, 2003, between the Company and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4 to the Company’s Registration Statement on Form 8-A filed November 25, 2003 and incorporated herein by reference) (SEC File No. 000-15261).

4.2	Amendment No. 1 to Shareholder Rights Agreement, dated as of November 16, 2012, between Bryn Mawr Bank Corporation and Computershare Shareowner Services LLC, as successor to Mellon Investor Services LLC as Rights Agent, filed herewith.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II
President and CEO

Date: November 21, 2012

Exhibits Index

4.1	Shareholder Rights Agreement, dated as of November 18, 2003, between the Company and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4 to the Company’s Registration Statement on Form 8-A filed November 25, 2003 and incorporated herein by reference) (SEC File No. 000-15261).

4.2	Amendment No. 1 to Shareholder Rights Agreement, dated as of November 16, 2012, between Bryn Mawr Bank Corporation and Computershare Shareowner Services LLC, as successor to Mellon Investor Services LLC as Rights Agent, filed herewith.